                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT




                                                                                Settlement Date                           7/31/01
                                                                                Determination Date                        8/10/01
                                                                                Distribution Date                         8/15/01



I.      All Payments on the Contracts                                                                                2,773,981.96
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                             36,482.49
III.    Repurchased Contracts                                                                                                0.00
IV.     Investment Earnings on Collection Account                                                                            0.00
V.      Servicer Monthly Advances                                                                                       50,237.99
VI.     Distribution from the Reserve Account                                                                           29,327.57
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                             18,940.66
VIII.   Transfers to the Pay-Ahead Account                                                                              (8,482.29)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                             0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                           -163.37

Total available amount in Collection Account                                                                        $2,900,325.01
                                                                                                                    ==============



DISTRIBUTION AMOUNTS                                                             Cost per $1000
--------------------                                                             --------------
1.   (a)  Class A-1 Note Interest Distribution                                                              0.00
     (b)  Class A-1 Note Principal Distribution                                                             0.00
          Aggregate Class A-1 Note Distribution                                     0.00000000                               0.00

2.   (a)  Class A-2 Note Interest Distribution                                                              0.00
     (b)  Class A-2 Note Principal Distribution                                                             0.00
          Aggregate Class A-2 Note Distribution                                     0.00000000                               0.00

3.   (a)  Class A-3 Note Interest Distribution                                                              0.00
     (b)  Class A-3 Note Principal Distribution                                                             0.00
          Aggregate Class A-3 Note Distribution                                     0.00000000                               0.00

4.   (a)  Class A-4 Note Interest Distribution                                                              0.00
     (b)  Class A-4 Note Principal Distribution                                                             0.00
          Aggregate Class A-4 Note Distribution                                     0.00000000                               0.00

5.   (a)  Class A-5 Note Interest Distribution                                                         99,038.24
     (b)  Class A-5 Note Principal Distribution                                                     2,419,317.35
          Aggregate Class A-5 Note Distribution                                    85.95070273                       2,518,355.59

6.   (a)  Class A-6 Note Interest Distribution                                                        128,375.00
     (b)  Class A-6 Note Principal Distribution                                                             0.00
          Aggregate Class A-6 Note Distribution                                     5.41666667                         128,375.00

7.   (a)  Class B Note Interest Distribution                                                           59,285.00
     (b)  Class B Note Principal Distribution                                                               0.00
          Aggregate Class B Note Distribution                                       5.56666667                          59,285.00

8.   (a)  Class C Note Interest Distribution                                                           98,822.83
     (b)  Class C Note Principal Distribution                                                               0.00
          Aggregate Class C Note Distribution                                       5.70833312                          98,822.83

9.    Servicer Payment
       (a)  Servicing Fee                                                                              29,239.10
       (b)  Reimbursement of prior Monthly Advances                                                    66,247.49
               Total Servicer Payment                                                                                   95,486.59
10.   Deposits to the Reserve Account                                                                                        0.00

Total Distribution Amount from Collection Account                                                                   $2,900,325.01
                                                                                                                    =============

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                                       0.00

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                                  Page 1 of 4


   (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                               0.00
   (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                                     0.00
   (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan
        Bank)                                                                                               0.00
               Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                                    0.00
                                                                                                                    ==============

Payahead Account distributions to Sellers

------------------------------------
      (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                             82.66522
      (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan
           Bank)                                                                                        80.70478
               Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                                  163.37

INTEREST

1.   Current Interest Requirement
        (a) Class A-1 Notes    @    5.845%                                                                  0.00
        (b) Class A-2 Notes    @        0.06028                                                             0.00
        (c) Class A-3 Notes    @    6.140%                                                                  0.00
        (d) Class A-4 Notes    @    6.250%                                                                     0
        (e) Class A-5 Notes    @    6.420%                                                             99,038.24
        (f) Class A-6 Notes    @    6.500%                                                                128375
                     Aggregate Interest on Class A Notes                                                                227413.24

        (g) Class B Notes @         0.0668                                                                                  59285

        (h) Class C Notes @         0.0685                                                                               98822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                                 0.00
        (b) Class A-2 Notes                                                                                 0.00
        (c) Class A-3 Notes                                                                                 0.00
        (d) Class A-4 Notes                                                                                 0.00
        (e) Class A-5 Notes                                                                                 0.00
        (f) Class A-6 Notes                                                                                    0

        (g) Class B Notes                                                       -------------------         0.00

        (h) Class C Notes                                                                                   0.00


3.   Total Distribution of Interest                                             Cost per $1000
        (a) Class A-1 Notes                                                         0.00000000              0.00
        (b) Class A-2 Notes                                                                  0              0.00
        (c) Class A-3 Notes                                                         0.00000000              0.00
        (d) Class A-4 Notes                                                         0.00000000                 0
        (e) Class A-5 Notes                                                         3.38014471         99,038.24
        (f) Class A-6 Notes                                                         5.41666667            128375
                     Total Aggregate Interest on Class A Notes                                                          227413.24

        (g) Class B Notes                                                          5.566666667                          59,285.00

------------------------------------
        (h) Class C Notes                                                                 5.71                           98822.83
                                                                                -------------------

PRINCIPAL

                                                                                No. of Contracts
1.   Amount of Stated Principal Collected                                                              785441.72
2.   Amount of Principal Prepayment Collected                                            89.00        1468665.79
3.   Amount of Liquidated Contract                                                           7         165209.84
                                                                                                      ----------
4.   Amount of Repurchased Contract                                                          0         0.0000000

       Total Formula Principal Distribution Amount                                                                   2,419,317.35

5.   Principal Balance before giving effect to Principal Distribution                          Pool Factor
        (a) Class A-1 Notes                                                                       0.0000000                  0.00
        (b) Class A-2 Notes                                                                       0.0000000                  0.00
        (c) Class A-3 Notes                                                                       0.0000000                  0.00
        (d) Class A-4 Notes                                                                       0.0000000                  0.00
        (e) Class A-5 Notes                                                                       0.6318027         18,511,820.23
        (f) Class A-6 Notes                                                                                    1         23700000

        (g) Class B Notes                                                                                      1    10,650,000.00




        (h) Class C Notes                                                                                      1    17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                  0.00
        (b) Class A-2 Notes                                                                                                  0.00
        (c) Class A-3 Notes                                                                                                  0.00
        (d) Class A-4 Notes                                                                                                  0.00
        (e) Class A-5 Notes                                                                                                  0.00
        (f) Class A-6 Notes                                                                                                     0

        (g) Class B Notes                                                                     -----------------              0.00

        (h) Class C Notes                                                                                                    0.00


7.   Principal Distribution                                                      Cost per $1000
        (a) Class A-1 Notes                                                        0.00000000                                0.00
        (b) Class A-2 Notes                                                        0.00000000                                0.00
        (c) Class A-3 Notes                                                        0.00000000                                0.00
        (d) Class A-4 Notes                                                        0.00000000                                0.00
        (e) Class A-5 Notes                                                       82.57055802                        2,419,317.35
        (f) Class A-6 Notes                                                                   0                                 0

        (g) Class B Notes                                                                     0                              0.00

        (h) Class C Notes                                                                     0                              0.00


8.   Principal Balance after giving effect to Principal Distribution                            Pool Factor
        (a) Class A-1 Notes                                                                      0.0000000                   0.00
        (b) Class A-2 Notes                                                                      0.0000000                   0.00
        (c) Class A-3 Notes                                                                      0.0000000                   0.00
        (d) Class A-4 Notes                                                                      0.0000000                   0.00
        (e) Class A-5 Notes                                                                      0.5492322          16,092,502.88
        (f) Class A-6 Notes                                                                                    1         23700000

        (g) Class B Notes                                                                        1.0000000          10,650,000.00

------------------------------------
        (h) Class C Notes                                                                                      1      17312029.25


POOL DATA
                                                                                      Aggregate
                                                                        No. of Contracts     Principal Balance
1.   Pool Stated Principal Balance as of        37103                        2,521                 67,754,532.13

2.   Delinquency Information                                                                                        % Delinquent

              (a) 31-59 Days                                                    44                    532,261.81      0.007855737
              (b) 60-89 Days                                                    19                     388129.93      0.005728472
              (c) 90-119 Days                                                    6                    126,638.75      0.001869082
              (d) 120 Days +                                                     0                          0.00                0

3.   Contracts Repossessed during the Due Period                                 0                          0.00

                                                                                            ----------------------
4.   Current Repossession Inventory                                              1                80,314.41

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                7               165,209.84
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                36,482.49
       Total Aggregate Net Losses for the preceding Collection Period                                                   128727.35

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                      115359.22
     Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                                       493      4388686.980

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                      0.091578463

------------------------------------
9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                         112.8272449



TRIGGER ANALYSIS


1.  (a)  Average 60+ Delinquency Percentage                               1.031%
    (b)  Delinquency Percentage Trigger in effect ?                                     NO

2.  (a)  Average Net Loss Ratio                                       0.000175212
    (b)  Net Loss Ratio Trigger in effect ?                                             NO
    (c)  Net Loss Ratio (using ending Pool Balance)                   0.000371705

3.  (a)  Servicer Replacement Percentage                              0.001356581
------------------------------------
    (b)  Servicer Replacement Trigger in effect ?                                       NO


MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                             29,239.10

2.   Servicer Advances                                                                                                   50237.99

3.    (a)  Opening Balance of the Reserve Account                                                                      5325240.59
      (b)  Deposits to the Reserve Account                                                                     0
      (c)  Investment Earnings in the Reserve Account                                                   17590.18
      (d)  Distribution from the Reserve Account                                                       -29327.57
      (e)  Ending Balance of the Reserve Account                                                                        5313503.2

4.   Specified Reserve Account Balance                                                                                 5325240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                       55401.96
